                                                                    Exhibit 99.1

Sunnyvale, Calif. - January 24, 2002 - SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of comprehensive Internet security solutions, today reported revenues of $33.1 million for the fourth quarter ended December 31, 2001, representing an increase of 56% compared to revenues of $21.2 million for the fourth quarter of 2000. Revenues for fiscal year 2001 were $112 million, an increase of 61% over fiscal year 2000 revenues of $69.4 million.

Pro forma net income for the fourth quarter of 2001, which excludes acquisition related charges and stock based compensation expense, increased 39% to $6.0 million, or $0.09 per diluted share, compared to pro forma net income of $4.3 million, or $0.07 per diluted share, in the same period a year ago. The net loss for the fourth quarter of 2001, which includes acquisition related charges and stock based compensation expense, was $4.8 million, or $(0.07) per share, compared to the net loss of $2.9 million, or $(0.05) per share, during the same period of the prior year. Pro forma net income for fiscal year 2001 was $21.6 million, or $0.31 per diluted share, compared with pro forma net income of $19.3 million, or $0.32 per diluted share, reported in fiscal year 2000. The net loss for fiscal year 2001 was $20.9 million, or $(0.32) per share, compared with net income of $8.7 million, or $0.14 per diluted share, reported in fiscal year 2000.

Revenues increased by 19% sequentially over the $27.8 million reported in the third quarter of 2001. Pro forma net income increased by 14% sequentially compared with pro forma net income of $5.3 million, or $0.08 per diluted share, reported in the third quarter of 2001. Net loss decreased by 8% sequentially compared with a net loss of $5.2 million, or $(0.08) per share, reported in the third quarter of 2001.

Highlights from the fourth quarter include:
     o Increased worldwide installed base of access security appliances to approximately 230,000 units;
     o Began shipments of our next generation of access security appliances, based on our new ASIC based, high performance VPN functionality;
     o Enhanced the manageability of our access security appliances with SonicWALL Global Management System version 2.1, which provides distributed enterprises and service providers with flexible, powerful, and intuitive tools for centralized security policy management;
     o Introduced SSL firmware version 3.1, which enhances our portfolio of transaction security products by delivering a six-fold increase in concurrent SSL connections;
     o Completed our integration of RedCreek Communications, Inc., a leading provider of VPN policy management solutions, and
     o Expanded our services portfolio by introducing Professional Services and Training Services for customers who wish to speed deployment and simplify management of our security solutions.

Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL's actual results include, but are not limited to, the "Risk Factors" described in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2000. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

                                 SonicWALL, Inc.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
     Excluding Acquisition Related Charges (IPR&D, Amortization of Goodwill
                  and Intangibles) and Stock Based Compensation
                    (In thousands, except per share amounts)

                                 Three Months Ended            Year Ended
                             December 31, December 31, December 31, December 31,
                                2001           2000       2001        2000
                                    (Unaudited)
Revenue:
 Product                       $24,351     $17,793      $86,777     $60,101
 License and Service             8,744       3,370       25,210       9,347
                               -------     -------      -------     -------
    Total Revenue               33,095      21,163      111,987      69,448

Cost of Revenue:
 Product                         7,388       5,423       25,244      17,310
 License and Service               476          91        1,431         262
                               -------     -------      -------     -------
    Total Cost of Revenue        7,864       5,514       26,675      17,572
                               -------     -------      -------     -------
Gross Margin                    25,231      15,649       85,312      51,876
                               -------     -------      -------     -------
Operating Expenses:
 Research and development        4,829       4,324       20,405      11,359
 Sales and marketing            10,558       5,690       32,910      15,662
 General and administrative      2,807       2,265        9,571       5,745
                               -------     -------      -------     -------
    Total Operating Expenses    18,194      12,279       62,886      32,766
                               -------     -------      -------     -------
Pro Forma Income from
 Operations                      7,037       3,370       22,426      19,110
Other Income, net                1,666       2,932        9,258      10,136
                               -------     -------      -------     -------
Pro Forma Income before Taxes    8,703       6,302       31,684      29,246
Provision for Income Taxes      (2,696)     (1,985)     (10,069)     (9,923)
                               -------     -------      -------     -------
Pro Forma Net Income           $ 6,007     $ 4,317      $21,615     $19,323

Pro Forma Net Income
 Per Share:
     Basic                     $  0.09     $  0.08      $  0.34     $  0.35
     Diluted                   $  0.09     $  0.07      $  0.31     $  0.32

Shares Used in
 Per Share Calculations:
     Basic                      66,121      57,122       64,467      54,879
     Diluted                    70,238      61,982       68,939      60,496

Reconciliation of the above pro forma amounts to GAAP net income (loss):

Pro forma Net Income           $ 6,007     $ 4,317      $21,615     $19,323

                              -------      -------     ---------     --------
In-process research and
 development                       --        2,300            --        2,300
Amortization of goodwill
 and intangibles               11,380        4,961        43,238        4,961
Stock based compensation          529          (11)        3,009        3,315
Income tax effect              (1,091)          --        (3,718)          --
                              -------      -------     ---------     --------
Net effect of pro
 forma adjustments             10,818        7,250        42,529       10,576
                              -------      -------     ---------     --------
Net Income (Loss)             $(4,811)     $(2,933)    $ (20,914)    $  8,747

                                 SonicWALL, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                       Three Months Ended              Year Ended
                                   December 31,  December 31,   December 31,  December 31,
                                      2001           2000           2001          2000
                                          (Unaudited)
Revenue:
 Product                            $24,351        $17,793        $ 86,777      $60,101
 License and
  Service                             8,744          3,370          25,210        9,347
                                    -------        -------        --------      -------
    Total Revenue                    33,095         21,163         111,987       69,448

Cost of Revenue:
 Product                              7,388          5,423          25,244       17,310
 License and
  Service                               476             91           1,431          262
                                    -------        -------        --------      -------
    Total Cost
     of Revenue                       7,864          5,514          26,675       17,572
                                    -------        -------        --------      -------

Gross Margin                         25,231         15,649          85,312       51,876
                                    -------        -------        --------      -------

Operating Expenses:
 Research and development             4,829          4,324          20,405       11,359
 Sales and marketing                 10,558          5,690          32,910       15,662
 General and
  administrative                      2,807          2,265           9,571        5,745
In-process research
 and development                         --          2,300              --        2,300
Amortization of goodwill
 and intangibles                     11,380          4,961          43,238        4,961
Stock based
 compensation                           529            (11)          3,009        3,315
                                    -------        -------        --------      -------
    Total Operating
     Expenses                        30,103         19,529         109,133       43,342
                                    -------        -------        --------      -------

Income (Loss)
 from Operations                     (4,872)        (3,880)        (23,821)       8,534
Other Income, net                     1,666          2,932           9,258       10,136
                                    -------        -------        --------      -------
Income (Loss)
 Before Taxes                        (3,206)          (948)        (14,563)      18,670
Provision for
 Income Taxes                        (1,605)        (1,985)         (6,351)      (9,923)
                                    -------        -------        --------      -------
Net Income (Loss)                   $(4,811)       $(2,933)       $(20,914)     $ 8,747

Net Income (Loss)
 Per Share:
     Basic                          $ (0.07)       $ (0.05)       $  (0.32)     $  0.16
     Diluted                        $ (0.07)       $ (0.05)       $  (0.32)     $  0.14

Shares Used in
 Per Share Calculations:
     Basic                           66,121         57,122          64,467       54,879
     Diluted                         66,121         57,122          64,467       60,496

                                 SonicWALL, Inc.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                       December 31,  December 31,
                                           2001          2000

            ASSETS
Current Assets:
Cash and cash equivalents               $ 60,908       $140,287
Short term investments                   166,271         79,257
Accounts receivable, net                  15,642         11,541
Inventories                                5,489          2,509
Prepaid expenses and other                 3,384          2,192
Deferred tax asset                        20,364         19,171
                                        --------       --------
    Total Current Assets                 272,058        254,957

Property and Equipment, net                6,616          3,831
Goodwill and other intangibles           237,326        228,711
Other Assets                                 351            618
                                        --------       --------
                                        $516,351       $488,117
                                        ========       ========

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable                        $  7,400       $  7,867
Accrued compensation
 and related benefits                      3,854          4,561
Other accrued liabilities                 11,263          8,501
Income taxes payable                       9,934          2,192
Deferred revenue                          15,122          8,812
                                        --------       --------
    Total Current Liabilities             47,573         31,933

Deferred tax liability                    17,625         20,426
                                        --------       --------
Total liabilities                         65,198         52,359

Shareholders' Equity                     451,153        435,758
                                        --------       --------
                                        $516,351       $488,117
                                        ========       ========